UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  03/23/2012

DARA BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  0-19140

Delaware	04-3216862
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

8601 Six Forks Road, Suite 160
Raleigh, North Carolina 27615
(Address of principal executive offices, including zip code)

(919) 872-5578
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On March 23, 2012, DARA BioSciences, Inc. (the "Company") entered into an Exclusive Marketing Agreement (the "Marketing Agreement) with Innocutis Holdings, LLC ("Innocutis"). Pursuant to the Marketing Agreement the Company will promote Bionect(R) (hyaluronic acid sodium salt, 0.2%) within the oncology and radiation oncology marketplace. Bionect(R) is an FDA-approved product indicated for the management of irritation of the skin as well as first and second degree burns. Bionect(R) is currently being promoted and sold by Innocutis in the dermatology market.

Subject to the terms of the Marketing Agreement, which requires the Company to meet certain minimum sales requirements, the Company will promote Bionect (R) within the radiation/oncology and oncology marketplace in the U.S. and be compensated by Innocutis for each unit sold in this market.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DARA BIOSCIENCES, INC.

Date: March 28, 2012	By:	/s/ David J. Drutz, M.D.
David J. Drutz, M.D.
President and CEO